Pep Boys Holds Annual Meeting

- Max L. Lukens Appointed Chairman of the Board -

PHILADELPHIA - June 24, 2009 - The Pep Boys - Manny, Moe & Jack (NYSE: "PBY"), the nation's leading automotive aftermarket service and retail chain, today held its Annual Meeting of Shareholders in Philadelphia.

At the Annual Meeting, shareholders elected the full Board of Directors, consisting of incumbent Directors Shân Atkins, Bob Hotz, Jim Mitarotonda, Mike Odell, Irv Reid, Jane Scaccetti, John Sweetwood, Nick White and Jim Williams plus new nominee Max Lukens. Shareholders also approved the appointment of the Company's independent registered public accounting firm and amendments to the Company's Stock Incentive Plan and Annual Bonus Plan. Shareholders voted down a shareholder proposal regarding reincorporating the Company in North Dakota. In addition, CEO Mike Odell discussed the Company's our vision, strategy and current initiatives.

The presentation slides from the Annual Meeting are available on the Company's website at www.pepboys.com.

Immediately following the Annual Meeting, the Board of Directors appointed Mr. Lukens Chairman of the Board. Mr. Lukens previously served on Pep Boys' Board of Directors from August 2006 until October 2007, when he resigned for personal reasons. He was the President and Chief Executive Officer of Stewart & Stevenson Services, Inc., a company primarily engaged in the design, manufacture and service of military tactical vehicles, from March 2004 until May 2006 when the company was sold. At Stewart & Stevenson, he also served as Interim Chief Executive Officer and President from September 2003 until March 2004, and as Chairman of the Board from December 2002 to March 2004. From 1981 until January 2000, Mr. Lukens worked for Baker Hughes Incorporated, an oilfield services company, in a number of capacities, including Chairman of the Board, President and Chief Executive Officer. Mr. Lukens currently serves as a director of NCI Building Systems Inc. and Westlake Chemical Corporation.

Outgoing Chairman James A. Mitarotonda, who continues his service as a Director, commented, "We are excited by the opportunity to have Max rejoin and lead the Board. He understands Pep Boys' business and its opportunities and is a significant shareholder. His experience running companies and chairing Boards will upgrade our Board capabilities and will assist the Board in operating more effectively to appropriately support and challenge our senior management team as we pursue our strategic objectives."

Pep Boys has approximately 6,000 service bays within over 560 retail stores located in 35 states and Puerto Rico. Along with its full-service vehicle maintenance and repair capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800-PEP-BOYS or by visiting www.pepboys.com.

Certain statements contained herein constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. The word "guidance," "expect," "anticipate," "estimates," "forecasts" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management's expectations regarding implementation of its long-term strategic plan, future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company's actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers' ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company's stores, competitive pricing, the location and number of competitors' stores, product and labor costs and the additional factors described in the Company's filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Contact:

Pep Boys, Philadelphia

Investor Contact: Ray Arthur, 215-430-9720

Media Contact: Peter Robinson, 215-430-9553

Internet: http://www.pepboys.com